Certification under Section 906 of Sarbanes Oxley (18 USC 1350)

Madison Mosaic Government Money Market Trust
Semi-Annual Report dated March 31, 2013

The undersigned certify that this periodic report containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d) and the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

(signature)            (signature)

Katherine L. Frank         Greg Hoppe
Principal Executive Officer    Principal Financial Officer
prior to issuer's merger on    prior to issuer's merger on
April 19, 2013          April 19, 2013

Dated this 24 day of May, 2013

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Madison Mosaic Government Money Market Trust (or its designated record keeper) and will be retained by Madison Mosaic Government Money Market Trust (or its designated record keeper) and furnished to the SEC or its staff upon request.

Note:  The registrant ceased to exist as either a legal or accounting entity in April 2013.